UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (866) 960-1539

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 28, 2015, the Board of Directors of GlyEco, Inc., a Nevada corporation (the "Company"), approved the termination of (i) the Premises Lease, dated December 10, 2012, between GlyEco Acquisition Corp. #4 ("GAC #4") and NY Terminals II, LLC ("NY Terminals"), and (ii) the Equipment Lease, dated December 10, 2012, between GAC #4 and Full Circle MFG Group, Inc. ("Full Circle"), by complying with a Notice of Lease Termination and Demand to Vacate and a Notice of Equipment Lease Agreement Default and Demand for Performance delivered by NY Terminals and Full Circle, respectively. Pursuant to the termination of the Premises Lease and Equipment Lease, GAC #4 will cease all operations at its New Jersey processing center immediately.

Pursuant to the Premises Lease, GAC #4 agreed to lease certain real property owned by NY Terminals until December 31, 2017 at a monthly rate of $30,000, while pursuant to the Equipment Lease, GAC #4 agreed to lease Full Circle's equipment until December 31, 2017 for a monthly rate of $32,900.

The circumstances surrounding the termination of the Premises Lease and Equipment Lease relate to NY Terminals demand for additional rents for GAC #4's use of space at the real property owned by NY Terminals. NY Terminals contends that additional rents are due, while GAC #4's position is that the $250,000 payment made to NY Terminals in March 2015 sufficiently covered any rents due for additional space used by GAC #4.

Pursuant to the Premises Lease, upon termination, NY Terminals may declare the term ended, re-enter the premises, and pursue any other remedies that might otherwise be available. Moreover, pursuant to the Equipment Lease, upon termination, Full Circle may declare the term ended, recover possession of the equipment, and pursue any other remedies that might otherwise be available.

On January 4, 2016 the Company issued a press release regarding termination of the Premises Lease and Equipment Lease. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On January 1, 2016, Richard Geib tendered, and GlyEco accepted, his resignation as the Chief Technical Officer of GlyEco, Inc., a Nevada corporation (the "Company"), effective as of January 31, 2016. The resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

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Item 7.01 Regulation FD Disclosure.

On January 4, 2016, the Company issued a press release containing a shareholder update letter from David Ide, the Company's Interim Chief Executive Officer and President. A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K, as amended, Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:

99.1	Press Release, dated January 4, 2016

99.2	Press Release, dated January 4, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 4, 2016	By:	/s/ David Ide
David Ide Chief Executive Officer and President (Principal Executive Officer)

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